Exhbit 99.2
Rekor Systems, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Information

On March 12, 2019, Rekor Systems, Inc. (“Rekor” or the “Company”) completed the acquisition of certain assets of OpenALPR Technology, Inc. (“OpenALPR”) and assumed certain liabilities, through its subsidiary Rekor Recognition Systems, Inc. (“Rekor Recognition”). The Company financed the cash portion of the acquisition from the proceeds of the 2019 Promissory Notes (as defined below), net of $1.89 million in debt issuance costs, on March 12, 2019. Consideration paid as part of this acquisition was: $7,000,000 in cash, subject to post-closing adjustments; 600,000 shares of Rekor common stock, valued at $396,600; and a promissory note in the principal amount of $5,000,000 pursuant to the 2019 Promissory Notes, together with an accompanying warrant to purchase 625,000 shares of Rekor common stock, exercisable over a period of five years, at an exercise price of $0.74 per share, valued at $208,125. (See Notes 2 and 3)

The purchase price has been allocated preliminarily to the assets acquired and liabilities assumed based on estimated fair values as of the acquisition date.

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and OpenALPR’s historical financial statements, as adjusted to give effect to the Company's acquisition of certain assets and liabilities from OpenALPR and the related financing transaction. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 gives effect to these transactions as if they had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives effect to these transactions as if they have occurred on December 31, 2018.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should also be read together with the Company's historical financial statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Security and Exchange Commission on April 11, 2019, and the historical financial statements of OpenALPR for the year ended December 31, 2018 which are included herein.

Rekor Systems, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2018

	Historical Rekor	March 2019 Debt Financing Pro Forma Adjustments	Notes	Pro Forma Condensed Combined with March 2019 Debt Financing	Historical OpenALPR	OpenALPR Acquisition Pro Forma Adjustments	Notes	Pro Forma Condensed Combined with March 2019 Debt Financing and OpenALPR Acquisition
Assets
Current Assets
Cash and cash equivalents	$2,767,183	$3,838,402	(a-1)	$6,605,585	$1,230,512	$(1,230,512)	(b-1)	$6,605,585
Accounts receivable, net	5,264,949	-		5,264,949	218,734	394,688	(b-2)	5,878,371
Inventory	72,702	-		72,702	-	-		72,702
Related party receivable	-	-		-	-	37,000	(b-2)	37,000
Due from OpenALPR	-	-		-	-	254,340	(b-2)	254,340
Other current assets, net	425,530	-		425,530	7,559	5,864	(b-2)	438,953
Total current assets	8,530,364	3,838,402		12,368,766	1,456,805	(538,620)		13,286,951
Property and Equipment
Total fixed assets	2,445,431	-		2,445,431	85,800	-		2,531,231
Less: accumulated depreciation and amortization	(978,150)	-		(978,150)	(61,490)	(3,368)	(b-2)	(1,043,008)
Net property and equipment	1,467,281	-		1,467,281	24,310	(3,368)		1,488,223
Goodwill	3,092,616	-		3,092,616	-	-		3,092,616
Intangibles, net	4,834,503	-		4,834,503	-	11,845,073	(b-3)	16,679,576
Other Assets								-
Investment in OpenALPR	-	12,000,000	(a-2)	12,000,000	-	(12,000,000)		-
Deposits and other long-term assets	130,485	-		130,485	-	-		130,485
Total other assets	130,485	12,000,000		12,130,485	-	(12,000,000)		130,485
Total assets	$18,055,249	$15,838,402		$33,893,651	$1,481,115	$(696,916)		$34,677,850
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,593,726	$360,000	(a-3)	$1,953,726	$162,458	$(162,458)	(b-4)	$1,953,726
Accrued expenses	2,643,027	-		2,643,027	14,592	(14,592)	(b-4)	2,643,027
Lines of credit	1,661,212	-		1,661,212	-	-		1,661,212
Notes payable, current portion	2,469,211	(2,405,966)	(a-4)	63,245	-	-		63,245
Deferred revenue	207,059	-		207,059	123,468	264,131	(b-2)	594,658
Total current liabilities	8,574,235	(2,045,966)		6,528,269	300,518	87,081		6,915,868
Long-Term Liabilities
Notes payable	964,733	18,400,807	(a-5)	19,365,540	-	-		19,365,540
Deferred rent	8,475	-		8,475	-	-		8,475
Total long-term liabilities	973,208	18,400,807		19,374,015	-	-		19,374,015
Total liabilities	9,547,443	16,354,841		25,902,284	300,518	87,081		26,289,883

Rekor Systems, Inc. Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding as of December 31, 2018	5,051,683	-		5,051,683	-	-		5,051,683

Stockholders' Equity
Rekor Systems, Inc. common stock, $0.0001 par value, 30,000,000 shares authorized, 19,367,619 shares issued and outstanding as of December 31, 2018	1,877			1,877		60	(b-6)	1,937
OpenALPR Technology, Inc. common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding as of December 31, 2018	-	-		-	10	(10)	(b-5)	-
Rekor Systems, Inc. preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2018	-	-		-	-	-		-
Rekor Systems, Inc. Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding as of December 31, 2018	24	-		24	-	-		24
Additional paid-in capital	15,518,013	705,943	(a-6)	16,223,956	125,206	396,540	(b-6)	16,620,496
						(125,206)	(b-5)
Retained earnings (accumulated deficit)	(12,063,791)	(1,222,382)	(a-7)	(13,286,173)	1,055,381	(1,055,381)	(b-5)	(13,286,173)
Total stockholders’ equity	3,456,123	(516,439)		2,939,684	1,180,597	(783,997)		3,336,284
Total liabilities and stockholders’ equity	$18,055,249	$15,838,402		$33,893,651	$1,481,115	$(696,916)		$34,677,850

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Rekor Systems, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018

	Historical Rekor	March 2019 Debt Financing Pro Forma Adjustment	Notes	Pro Forma Condensed Combined with March 2019 Debt Financing	Historical OpenALPR	OpenALPR Acquisition Pro Forma Adjustment	Notes	Pro Forma Condensed Combined with March 2019 Debt Financing and OpenALPR Acquisition
Revenue	$48,562,441	$-		$48,562,441	$1,816,075	$(117,075)	(b-7)	$50,256,121
						(5,320)	(b-8)
Cost of revenue	34,765,781	-		34,765,781	-	2,369,015	(b-3)	37,129,476
						(5,320)	(b-8)
Gross profit	13,796,660	-		13,796,660	1,816,075	(2,486,090)		13,126,645

Operating expenses
Selling, general, and administrative expenses	18,833,280	-		18,833,280	725,191	234,750	(b-9)	19,793,221
(Loss) income from operations	(5,036,620)	-		(5,036,620)	1,090,884	(2,720,840)		(6,666,576)
Other expense
Interest expense	(609,461)	(3,200,000)	(a-8)	(5,109,058)	-	-		(5,109,058)
		(946,625)	(a-3)
		(352,972)	(a-6)
Other income (expense)	(28,168)	(1,222,382)	(a-7)	(1,250,550)	-	-		(1,250,550)
Total other expense	(637,629)	(5,721,979)		(6,359,608)	-	-		(6,359,608)
(Loss) income before income taxes	(5,674,249)	(5,721,979)		(11,396,228)	1,090,884	(2,720,840)		(13,026,183)
(Provision) benefit from income taxes	(29,250)	-		(29,250)	-	-	(b-10)	(29,250)
Net loss	$(5,703,499)	$(5,721,979)		$(11,425,478)	$1,090,884	$(2,720,840)		$(13,055,433)

Loss per common share - basic	$(0.44)							$(0.82)
Loss per common share - diluted	$(0.44)							$(0.82)

Weighted average shares outstanding
Basic	15,409,014					600,000	(b-6)	16,009,014
Diluted	15,409,014					600,000	(b-6)	16,009,014

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Rekor Systems, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: directly attributable to the business combination; factually supportable; and with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of OpenALPR’s assets acquired and liabilities assumed and conformed the accounting policies of OpenALPR to its own accounting policies.

Refer to Note 4, “Pro Forma Adjustments” for the financial impact of the pro forma adjustments on the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not indicative of the financial position or results of operations that would have occurred if the OpenALPR acquisition had been completed on the assumed dates indicated, nor are they indicative of the future financial position or results of operations following completion of the OpenALPR acquisition.

The unaudited pro forma condensed combined financial information does not reflect the realization of any cost savings or other synergies from the acquisition of OpenALPR following the completion of the business combination.

NOTE 2 – FINANCING TRANSACTION

On March 12, 2019, the Company completed the acquisition of certain assets and liabilities from OpenALPR for $7,000,000 in cash, subject to adjustment after closing and other consideration (see Note 3). The Company financed the cash portion of the acquisition by entering into a note purchase agreement pursuant to which investors, loaned $15,000,000 to the Company, pursuant to senior secured promissory notes. Together with the $5,000,000 note payable, issued in conjunction with the acquisition, the $20,000,000 of notes payable will be described as the “2019 Promissory Notes” and the participants as the “2019 Lenders”. The Company also issued to the 2019 Lenders warrants to purchase 2,500,000 shares of the Company’s common stock (the “March 2019 Warrants”). The 2019 Promissory Notes are due and payable on March 11, 2021 and bear interest at 16% per annum, of which at least 10% per annum shall be paid in cash. Any portion of interest not paid in cash will accrue and be paid at maturity or earlier redemption. Transaction costs were approximately $403,250 for a work fee payable over 10 months, $290,000 in legal fees, a $200,000 closing fee and a $1,000,000 exit fee due at maturity. The loan is secured by a security interest in substantially all of the assets of the Company and certain of its subsidiaries. The March 2019 Warrants are valued at $730,500 and are exercisable over a period of five years, at an exercise price of $0.74 per share, commencing March 12, 2019 and expiring on March 12, 2024. The 2019 Promissory Notes have an effective interest rate of 24.87%.

NOTE 3 – PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a preliminary valuation analysis of the fair market value of OpenALPR’s assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the acquisition date:

Cash paid	$7,000,000
Note payable	5,000,000
Common stock issued	396,600
Total consideration	12,396,600
Less accounts receivable	(613,422)
Less related party receivable	(37,000)
Less other current assets	(13,423)
Less due from OpenALPR	(254,340)
Less net property and equipment	(20,942)
Less intangible and intellectual property	(11,845,073)
Plus deferred revenue assumed	387,599
Net goodwill recorded	$-

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 4 – PRO FORMA ADJUSTMENTS

March 2019 Debt Financing

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a-1)
Cash and cash equivalents – Adjustment reflects $3,838,402 net proceeds received for working capital purposes by the Company from the 2019 Promissory Notes.

(a-2)
Investment in OpenALPR – Reflects the Company’s investment in OpenALPR. (See Note 3)

(a-3)
Debt discount financing costs – Reflects the debt discount attributable to the financing costs from the 2019 Promissory Notes of $1,893,250, (see a-5), and the annual amortization of related debt issuance costs over the two-year financing term of $946,625. Financing costs include a $1,000,000 exit fee, $290,000 of legal fees, a $200,000 closing fee and a work fee of $403,250 payable over a term of ten months, of which $360,000 is included in accounts payable, since it was unpaid as of the financing date.

(a-4)
Repayment of debt – Adjustment reflects the proceeds from the 2019 Promissory Notes used to extinguish a portion of the Company’s historical debt as follows:

Avon Road Note principal	$500,000
2018 Promissory Note principal	2,000,000
2018 Promissory Note unamortized financing costs (see a-7)	(94,034)
Total pro forma adjustment	$2,405,966

On March 12, 2019, the $500,000 principal balance due on the Avon Road Note and the $2,000,000 principal balance due on the 2018 Promissory Note were retired in their entirety (see Note 17 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018).

(a-5)
2019 Promissory Notes – Represents the new $20,000,000 of debt incurred to finance the acquisition of certain assets and liabilities of OpenALPR to provide funds to pay off some existing debt and to provide working capital for the Company, plus the $1,000,000 exit fee, net of debt issuance costs and discounts as described in Note 2 above. Details are listed below:

2019 Promissory Notes, including exit fee	$21,000,000
Debt discount financing costs	(1,893,250)
Debt discount feature of warrants issued	(705,943)
Total pro forma adjustment - non-current	$18,400,807

(a-6)
Debt discount feature warrants issued – The March 2019 Warrants were issued in accordance with the 2019 Promissory Notes and are exercisable over a period of five years, at an exercise price of $0.74 per share, and are valued at $705,943, net of debt discount of $24,557. The warrants are exercisable commencing March 12, 2019 and expire on March 12, 2024. The proforma adjustment of warrant expense is included as interest expense of $352,972, based on the two-year financing term.

(a-7)
Debt extinguishment – On March 12, 2019, the $2,000,000 principal balance due on the 2018 Promissory Note was retired in its entirety and the Company paid to the Lender $1,050,000 of consideration for the Lender’s Participation (see Note 17 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018) and $75,000 of interest due through May 1, 2019 which was recorded as other expense. In addition, the remaining Avon Road unamortized financing costs of $94,034 and interest expense of $3,348 were expensed.

2018 Lender's Participation	$1,050,000
Avon Road debt discount amortization and extinguishment of unamortized financing costs	94,034
2018 Promissory Note interest expense	75,000
Avon Road interest expense	3,348
Total pro forma adjustment - non-current	$1,222,382

(a-8)
Interest expense – Reflects the interest expense resulting from the 2019 Promissory Notes of annualized interest of 16% or approximately $3,200,000.

OpenALPR Acquisition

On March 12, 2019 and pursuant to the OpenALPR Asset Purchase Agreement, as amended, the Company completed the acquisition of certain assets of OpenALPR and assumed certain liabilities, through Rekor Recognition. Consideration paid as part of this acquisition was: $7,000,000 in cash, subject to adjustment after closing; 600,000 shares of Rekor common stock with a stated value per share of $5, valued at $396,600; and a promissory note in the principal amount of $5,000,000 pursuant to the 2019 Promissory Notes (see Note 2), together with an accompanying warrant to purchase 625,000 shares of Rekor common stock, exercisable over a period of five years at an exercise price of $0.74 per share, valued at $182,625. As the OpenALPR acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the OpenALPR acquisition as a business combination (see Note 3). The purchase price allocation for OpenALPR will be included in the Company’s consolidated financial statements in the first quarter of the year ending December 31, 2019. As of March 31, 2019, there are 625,000 OpenALPR warrants outstanding.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(b-1)
Historical OpenALPR cash and cash equivalents – In accordance with the purchase agreement, OpenALPR retained all available cash on the day of the acquisition.

(b-2)
Pro Forma Adjustments – Represents adjustments to record the fair value of acquired assets and liabilities as of the acquisition date. Pro forma adjustments to cash, accounts receivable, related-party receivable, prepaid expenses and other assets, accounts payable, accrued payroll, deferred revenue and other accruals represent changes in working capital as a result of business operations during the period from January 1, 2019 to March 12, 2019, the acquisition date. See Note 3 for the preliminary purchase price allocation as of the acquisition date.

(b-3)
OpenALPR intangibles – Reflects preliminary estimated fair value of the intangible assets recognized upon the acquisition of OpenALPR.

As part of the preliminary valuation analysis, the Company identified intangible assets related to software intellectual property. The fair value of identifiable intangible assets is estimated primarily using the “income approach”, which requires a forecast of the expected future cash flows. Since the detailed valuation analysis of OpenALPR’s identifiable intangible assets has not been completed, the preliminary estimates of fair value will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis.

The following table presents the preliminary fair value of the identified intangible assets acquired at the date of acquisition and its estimated useful life:

	Preliminary Value	Useful Life
Software intellectual property	$11,845,073	5 years
Total preliminary intangible assets subject to amortization	$11,845,073

Software intellectual property represents the preliminary estimated fair value of OpenALPR’s software. The Company determined the useful life of the developed technology to be five years. The amortization of the OpenALPR intangible is estimated at an annual expense of $1,184,507 which is classified as cost of revenue.

The fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions.

(b-4)
Accounts payable and accrued expenses – adjustment reflects a reduction of $150,000 of consulting fees included in accounts payable and an adjustment of the remaining $12,458 of accounts payable and $14,592 of accrued expenses of OpenALPR not assumed per the terms of the acquisition.

(b-5)
Elimination of OpenALPR equity – Reflects the elimination of OpenALPR’s historical stockholders’ equity and the estimated transaction costs. Details are listed below:

Elimination of OpenALPR’s historical stockholders' equity	$1,180,597
Pro Forma adjustment to OpenALPR stockholders' equity	$1,180,597

(b-6)
Common stock issuance – Reflects the issuance of 600,000 shares of the Company’s common stock valued at $396,600.

(b-7)
OpenALPR ASC 606 adoption – Adjustment of $117,075 represents the impact of adopting ASC 606 by OpenALPR as of January 1, 2018.

(b-8)
Revenue - intercompany elimination – Reflects the $5,320 revenue and cost of revenue adjustment for intercompany activity between OpenALPR and the Company prior to the acquisition.

(b-9)
Selling, general and administrative expense – Adjustment represents the $234,750 net increase of certain executive compensation and benefits in connection with the employment agreement for the OpenALPR executive to become an officer of the Company, resulting in an increase in annual compensation concurrent with the acquisition.

(b-10)
Income taxes – Prior to the acquisition, OpenALPR elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, OpenALPR taxable income and losses passed through to its stockholders. As such, OpenALPR did not pay federal or state corporate income taxes. Upon the acquisition of the assets by the Company, the taxable income and losses from the OpenALPR business will be included with the Company’s future corporate income tax filings. Due to the Company’s history of losses and full valuation of its deferred tax assets, there is no pro forma tax impact on the Company from combining the OpenALPR’s income other than the reduction of the net operating loss carryforwards.